UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Arch Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on May 21, 2024, the Company entered into a Securities Purchase Agreement, dated May 15, 2024 (the “SPA”), with certain institutional and accredited individual investors who have previously purchased secured promissory notes from the Company, providing for the issuance and sale by the Company to the investors certain Secured Promissory Notes (each a “2024 First Note” and collectively, the “2024 First Notes”) convertible into shares of common stock, par value $0.001 per share (the “Common Stock”) (the “Convertible Notes Offering”). The initial closing (the “Initial Closing”) of the Convertible Notes Offering occurred on May 15, 2024 (the “Initial Closing Date”).

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on June 18, 2024, the Company consummated a second closing on June 12, 2024 (the “Second Closing”) of the Convertible Notes Offering pursuant to the terms and conditions of the SPA with a certain institutional investor providing for the issuance and sale by the Company to the investor a 2024 First Note convertible into shares of Common Stock. The 2024 First Note was issued as part of the Convertible Notes Offering previously authorized by the Company’s board of directors. In connection with the Second Closing of the Convertible Notes Offering, the Company issued and sold to the investor a 2024 First Note in the principal amount of $180,000, which includes a $30,000 original issue discount in respect of the 2024 First Note. The net proceeds for the sale of the 2024 First Note was approximately $150,000, after deducting issuance discounts. The Second Closing of the sale of the 2024 First Note under the SPA occurred on June 12, 2024.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on June 28, 2024, the Company consummated a third closing on June 26, 2024 (the “Third Closing”) of the Convertible Notes Offering pursuant to the terms and conditions of the SPA with a certain institutional investor providing for the issuance and sale by the Company to the investor a 2024 First Note convertible into shares of Common Stock. The 2024 First Note was issued as part of the Convertible Notes Offering previously authorized by the Company’s board of directors. In connection with the Third Closing of the Convertible Notes Offering, the Company issued and sold to the investor a 2024 First Note in the principal amount of $90,000, which includes a $15,000 original issue discount in respect of the 2024 First Note. The net proceeds for the sale of the 2024 First Note was approximately $75,000, after deducting issuance discounts. The Third Closing of the sale of the 2024 First Note under the SPA occurred on June 26, 2024.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on July 22, 2024, the Company consummated a fourth closing on July 16, 2024 (the “Fourth Closing”) of the Convertible Notes Offering pursuant to the terms and conditions of the SPA with certain institutional and accredited individual investors who have previously purchased secured promissory notes from the Company, providing for the issuance and sale by the Company to the Investors 2024 First Notes convertible into shares of Common Stock. The 2024 First Notes were issued as part of the Convertible Notes Offering previously authorized by the Company’s board of directors. In connection with the Fourth Closing of the Convertible Notes Offering, the Company issued and sold to the Investors 2024 First Notes in the aggregate principal amount of $168,000, which includes an aggregate $28,000 original issue discount in respect of the 2024 First Notes. The net proceeds for the sale of the 2024 First Notes was approximately $140,000, after deducting issuance discounts. The Fourth Closing of the sale of the 2024 First Notes under the SPA occurred on July 16, 2024.

On July 29, 2024, the Company consummated a fifth closing (the “Fifth Closing”) of the Convertible Notes Offering pursuant to the terms and conditions of the SPA with certain institutional and accredited individual investors who have previously purchased secured promissory notes from the Company (the “Investors”), providing for the issuance and sale by the Company to the Investors 2024 First Notes convertible into shares of Common Stock. The 2024 First Notes were issued as part of the Convertible Notes Offering previously authorized by the Company’s board of directors. In connection with the Fifth Closing of the Convertible Notes Offering, the Company issued and sold to the Investors 2024 First Notes in the aggregate principal amount of $96,000, which includes an aggregate $16,000 original issue discount in respect of the 2024 First Notes. The net proceeds for the sale of the 2024 First Notes was approximately $80,000, after deducting issuance discounts. The Fifth Closing of the sale of the 2024 First Notes under the SPA occurred on July 29, 2024 (the “Fifth Closing Date”).

Use of Proceeds

The Company intends to use the net proceeds from the Convertible Notes Offering primarily for working capital and general corporate purposes, and has not allocated specific amounts for any specific purposes.

2024 First Notes

The 2024 First Notes become due and payable on August 15, 2024 (the “Maturity Date”) and may be prepaid provided that an Event of Default (as defined therein) has not occurred. The 2024 First Notes bear interest on the unpaid principal balance at a rate equal to 10% (computed on the basis of the actual number of days elapsed in a 360-day year) per annum accruing from the Fifth Closing Date until the 2024 First Notes become due and payable at maturity or upon their conversion, acceleration or by prepayment, and may become due and payable upon the occurrence of an Event of Default under the 2024 First Notes. Any amount of principal or interest on the 2024 First Notes which is not paid when due shall bear interest at the rate of the lesser of (i) 18% per annum or (ii) the maximum amount allowed by law from the due date thereof until payment in full (the “Default Interest”).

The 2024 First Notes are convertible into an aggregate of 192,000 shares of Common Stock (such shares of Common Stock, the “Conversion Shares”) at the option of the holder of the 2024 First Notes (the “Holders”) from the Fifth Closing Date at the Conversion Price (as defined below) through the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in the 2024 First Notes); provided, however, the 2024 First Notes include a provision preventing such conversion if, as a result, the Holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the Holder’s, would be deemed to beneficially own more than 4.99% of the outstanding shares of the Company’s Common Stock (the “Note Ownership Limitation”) immediately after giving effect to the Conversion; and provided further, the Holder, upon notice to the Company, may increase or decrease the Note Ownership Limitation; provided that (i) the Note Ownership Limitation may only be increased to a maximum of 9.99% of the outstanding shares of the Company’s Common Stock; and (ii) any increase in the Note Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice.

The initial conversion price of the 2024 First Notes (the “Conversion Price”) shall be equal to $0.50 per share and may be reduced or increased proportionately as a result of any stock dividends, recapitalizations, reorganizations, and similar transactions. If the Company fails to deliver the shares of Common Stock issuable upon a conversion by the Deadline (as defined in the 2024 First Notes), then the Company is obligated to pay such 2024 First Note Holders $5,000 per day in cash for each day beyond the Deadline.

The 2024 First Notes contains customary events of default, which includes, among other things, (i) the Company’s failure to pay when due any principal or interest payment under the 2024 First Notes; (ii) the insolvency of the Company; (iii) delisting of the Company’s Common Stock; (iv) the Company’s breach of any material covenant or other material term or condition under the 2024 First Notes; and (v) the Company’s breach of any representations or warranties under the 2024 First Notes which cannot be cured within five days. Further, Events of Default under the 2024 First Notes also include (i) the unavailability of Rule 144 on or after six months from the Issue Date (as defined therein); (ii) the Company’s failure to deliver the shares of Common Stock to the 2024 First Note Holders upon exercise by such Holder of its conversion rights under the 2024 First Notes; (iii) the Company’s loss of the “bid” price for its Common Stock and/or a market and such loss is not cured during the specified cure periods; and (iv) the Company’s failure to complete an uplist to a National Exchange (as defined therein) by August 15, 2024.

Upon an Event of Default, the 2024 First Notes shall become immediately due and payable and the Company shall pay the 2024 First Note Holders an amount equal to 125% (the “Default Premium”) multiplied by the sum of the outstanding principal amount of the 2024 First Notes plus any accrued and unpaid interest on the unpaid principal amount of the 2024 First Notes to the date of payment, plus any Default Interest and any other amounts owed to the Holder under the SPA (the “Default Amount”); provided that, upon any subsequent Event of Default not in connection with the first Event of Default, the Holder shall be entitled to an additional 5% to the Default Premium for each subsequent Event of Default. At the election of each 2024 First Note Holder, the Default Amount may be paid in cash or shares of Common Stock equal to the Default Amount divided by the Conversion Price at the time of payment.

Upon the closing of the transaction that results in the uplist of the Common Stock to a National Exchange, 100% of the then outstanding principal amount of the 2024 First Notes shall automatically convert (the “Automatic Conversion”) into shares of Common Stock (the “Automatic Conversion Shares”), with the conversion price for purposes of such Automatic Conversion being $0.515625 per share. Upon the Automatic Conversion and to the extent that the beneficial ownership of the Holders of 2024 First Notes would increase over the applicable Note Ownership Limitation, the Holder will receive pre-funded warrants (the “2024 Note Conversion Pre-Funded Warrants”, and the shares issuable upon exercise thereof, the “2024 Note Conversion Pre-Funded Warrant Shares”) in lieu of shares of Common Stock otherwise issuable to the Holder in connection with the Automatic Conversion, which 2024 Note Conversion Pre-Funded Warrants shall have an exercise price of $0.000125 per share, may be exercised on a cashless basis, shall be exercisable immediately upon issuance and shall contain a customary beneficial ownership limitation provision.In addition, upon the Automatic Conversion, the Holder shall receive a warrant (the “Uplist Conversion Warrant”, and the shares issuable upon exercise thereof, the “Uplist Conversion Warrant Shares”) to purchase a number of shares of Common Stock equal to the number of shares of Common Stock (or shares of Common Stock underlying 2024 Note Conversion Pre-Funded Warrants, if any) issued upon the Automatic Conversion. The Uplist Conversion Warrant shall have an exercise price per share of $0.50 and shall otherwise be identical to the warrants (other than pre-funded warrants) sold pursuant to the securities purchase agreement dated November 8, 2023, as amended. The Company also agreed in the 2024 First Notes to file no later than 60 days after the closing of an uplist to a National Exchange a registration statement on Form S-4, or other appropriate form, registering the offer by the Company to exchange, on a one-for-one basis, all outstanding Uplist Conversion Warrants and certain other warrants for newly issued warrants identical to the warrants being sold in the offering that results in the uplist to a National Exchange, which warrants are expected to be listed on the Cboe BZX Exchange, Inc. under the symbol “ARTHW.”

The 2024 First Notes issued on the Fourth Closing and the Fifth Closing will be senior in priority to the 2024 First Notes previously issued on the First Closing, Second Closing, and Third Closing, and the notes previously issued pursuant to the Securities Purchase Agreement, dated as of July 6, 2022, by and among the Company and each of the parties listed on the signature pages thereto.

Registration Rights Agreement

On the Initial Closing Date, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company is obligated, subject to certain conditions, to file with the Securities and Exchange Commission within 60 days after the Initial Closing Date one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the Conversion Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the Registration Rights Agreement may subject the Company to payment of monetary penalties.

Security Agreement

In connection with the issuance of the 2024 First Notes, the Company entered into a Security Agreement with the Collateral Agent (as defined therein) on behalf of the Investors on the Initial Closing Date (the “Security Agreement”), pursuant to which the Company and each of its subsidiaries (together with any persons who execute a joinder to the Security Agreement, the “Debtors”) provided as collateral to the Investors a security interest in, and a lien on, substantially all of the Debtors. Upon an Event of Default under the 2024 First Note, each Investor may exercise its rights to the collateral pursuant to the terms of the Security Agreement.

IP Security Agreement

In connection with the issuance of the 2024 First Notes, the Company also entered into an Intellectual Property Security Agreement with the Collateral Agent (as defined therein) on behalf of the Investors on the Initial Closing Date (the “IP Security Agreement”), pursuant to which the Company and each of its subsidiaries (together with any persons who execute a joinder to the Security Agreement, the “IP Debtors”) provided as collateral to the investors a security interest in, and a lien on, substantially all of the IP Debtors. Upon an Event of Default under the 2024 First Notes, each Investor may exercise its rights to the collateral pursuant to the terms of the Security Agreement.

Certain Restrictions on Activities

The SPA contains certain restrictions on the Company’s ability to conduct subsequent sales of its equity securities and certain business activities. In particular, subject to certain customary exemptions, from the Initial Closing Date, until 30 days after the Resale Registration Statement goes effective, the Company shall not file any registration statement with respect to the Company’s Common Stock.

The issuance and sale of the 2024 First Notes have not been, and will not upon issuance be, registered under the Securities Act, and the 2024 First Notes may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act; that it is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities; the Company used no advertising or general solicitation in connection with the issuance and sale of the 2024 First Notes to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy the 2024 First Notes.

The preceding descriptions of the SPA, 2024 First Notes, Registration Rights Agreement, Security Agreement and IP Security Agreement are qualified in their entirety by reference to the copies of the Forms of Securities Purchase Agreement, 2024 First Note, Registration Rights Agreement, Security Agreement and IP Security Agreement attached herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being attached herewith:

Exhibit	Description
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 21, 2024)
10.2	Form of 2024 First Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 21, 2024)
10.3	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 21, 2024)
10.4	Form of Security Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on May 21, 2024)
10.5	Form of IP Security Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on May 21, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: August 2, 2024	By:	/s/ Terrence W. Norchi, M.D.
	Name:	Terrence W. Norchi, M.D.
	Title:	President, Chief Executive Officer